As filed with the Securities and Exchange Commission on May 30, 2007
Registration No. 333-116885

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
HEALTHMARKETS, INC.
(Exact name of registrant as specified in its charter)

Delaware	75-2044750
(State or other jurisdiction	(I.R.S. Employer
of incorporation or organization)	Identification No.)
9151 Boulevard 26
North Richland Hills, Texas 76180
(Address of principal executive offices, including zip code)

HEALTHMARKETS 401(k) AND SAVINGS PLAN
(Full title of the plan)

Michael E. Boxer
Executive Vice President and Chief Financial Officer
HealthMarkets, Inc.
9151 Boulevard 26
North Richland Hills, Texas 76180
Telephone: (817) 255-5200
(Name, address, including zip code, and telephone number, including area code, of agent for service)
copies to:
Michael A. Colliflower
Executive Vice President and General Counsel
HealthMarkets, Inc.
9151 Boulevard 26
North Richland Hills, Texas 76180
Telephone: (817) 255-5200

EXPLANATORY NOTE: DEREGISTRATION OF SHARES AND PLAN INTERESTS
SIGNATURES
SIGNATURES

EXPLANATORY NOTE: DEREGISTRATION OF SHARES AND PLAN INTERESTS
     HealthMarkets, Inc. (the “Company”) is filing this Post-Effective Amendment No. 1 to the Registration Statement to deregister 2,419,269 shares of the Company’s common stock, par value $0.01 per share (“Shares”) and related plan interests registered for sale under the Securities Act of 1933, as amended, under the HealthMarkets 401(k) and Savings Plan (formerly the UICI Employee Stock Ownership and Savings Plan) (the “Plan”). The Shares and Plan interests were registered pursuant to the Company’s Registration Statement on Form S-8 (File No. 333-116885) filed with the Securities and Exchange Commission on June 25, 2004.
     On April 5, 2006, the Company completed a merger providing for the acquisition of the Company by affiliates of a group of private equity investors, including affiliates of the Blackstone Group, Goldman Sachs Capital Partners and DLJ Merchant Banking Partners. As a result of the merger, on April 7, 2006, the Plan received $37.00 in cash for each of the Shares held by the Plan. The Plan no longer holds Shares and the Plan no longer permits the investment of Plan contributions in Shares. The Plan interests are exempt from registration under Section 3(a)(2) of the Securities Act of 1933, as amended. Consequently, the Company is filing this Post-Effective Amendment No. 1 to deregister the remaining Shares and Plan interests previously registered under the Registration Statement.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of North Richland Hills, State of Texas, on this 30th day of May, 2007.

HealthMarkets, Inc.
By:	/s/ MICHAEL E. BOXER
Michael E. Boxer
Executive Vice President and Chief Financial Officer

Date: May 30, 2007
     Pursuant to the requirements of Securities Exchange Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ ALLEN F. WISE Allen F. Wise	Chairman of the Board and Director	May 30, 2007

/s/ WILLIAM J. GEDWED William J. Gedwed	President, Chief Executive Officer and Director (Principal Executive Officer)	May 30, 2007

/s/ MICHAEL E. BOXER Michael E. Boxer	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	May 30, 2007

/s/ MARK D. HAUPTMAN Mark D. Hauptman	Chief Accounting Officer (Principal Accounting Officer)	May 30, 2007

/s/ CHINH E. CHU Chinh E. Chu	Director	May 30, 2007

/s/ MURAL R. JOSEPHSON Mural R. Josephson	Director	May 30, 2007

/s/ MATTHEW KABAKER Matthew Kabaker	Director	May 30, 2007

/s/ ADRIAN M. JONES Adrian M. Jones	Director	May 30, 2007

Signature	Title	Date

/s/ KAMIL M. SALAME Kamil M. Salame	Director	May 30, 2007

/s/ STEVEN J. SHULMAN Steven J. Shulman	Director	May 30, 2007

/s/ ANDREW S. KAHR Andrew S. Kahr	Director	May 30, 2007

SIGNATURES
     The Plan. Pursuant to the requirements of the Securities Act of 1933, the Administrative Committee appointed under the HealthMarkets 401(k) and Savings Plan has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of North Richland Hills, state of Texas, on this 30th day of May, 2007.

HEALTHMARKETS 401(k) AND SAVINGS PLAN
By:	/s/ Alan D. Tracy
Alan D. Tracy
Member of the Administrative Committee